Exhibit 99.1

Wejo Announces Fourth Quarter and Full-Year 2021 Results; Provides 2022 Outlook

Company Aggressively Pursuing Robust Enterprise Opportunity and Expansion into New Product Lines to
Increase Gross Bookings per Vehicle

Manchester, England – March 31, 2022 – Wejo Group Limited (NASDAQ: WEJO) (“Wejo” or the “Company”), a global leader in cloud and software analytics for connected, electric, and autonomous mobility, today announced financial results and Operational Key Performance Indicators (KPIs) for the fourth quarter and full year ended December 31, 2021.

Richard Barlow, Chief Executive Officer and Founder said, “We are extremely excited about our Company’s progress in 2021. In addition to completing our public listing, we added several OEMs and Tier 1 relationships, and developed platforms and applications that add significant value to our customers’ businesses. Our value proposition is resonating in the marketplace, driven by several recently launched ground-breaking services, including Wejo Neural Edge and an EV Infrastructure Operating System solution that will help accelerate EV adoption. In 2022, we will deliver on our revenue targets by moving into several new product lines, expanding our presence with major enterprises, and developing global solutions for current challenges. We believe our performance in 2021 and our expected performance in 2022 positions us well to execute our long-term strategic plan in an expanding Serviceable Addressable Market (SAM). All our business activities are focused around fulfilling our mission of transforming data from connected vehicles, EVs and AVs into rich insights powered by our Smart Mobility for GoodTM products and solutions.”

Full-Year 2021 Financial Highlights

•Net Revenue increased 92% to $2.6 million, driven by a 29% increase in total monetizable vehicles on platform to over 16 million vehicles, combined with a 113% increase in customers. Much of the Company’s success was driven by the Traffic Management product line in Wejo Marketplace Data Solutions. In the fourth quarter, revenue growth was also supported by two significant Wejo Software and Cloud Solutions contracts awarded, with most of the revenue from those contracts expected to be recognized in future periods.

•Net loss was $218 million, up 261% from 2020, reflecting higher expenses related to increased headcount, higher stock compensation expenses, increased cloud and development related expenses, increased marketing costs and public company costs, along with transaction expenses.

•Adjusted EBITDA loss of $68 million, up 168% from 2020, resulting from higher spending on technology and product development, OEM onboarding, geographic expansion and public company requirements.

•Gross Bookings (new business, defined as the total value of new customer deals signed in the current period) increased 105% to $8.4 million, representing robust growth in new customers and growth in our base of recurring revenue for future periods.

•Gross Billings (cash from contracts, defined as billed amounts to customers in the period) increased 66% to $6.3 million and demonstrates the growth in cash generated from customer activity.

•Annual Recurring Revenue (“ARR”) as of the end of 2021 increased 73% to $4.5 million, reflecting the shift in focus to subscription models for the Company’s products, as well as the expansion of relationships with existing customers. We calculate ARR by taking the gross Monthly Recurring Revenue (“MRR”) for the last month of the reporting period and multiplying it by 12. MRR for each month is calculated by aggregating revenue from customers with contracts with more than 4 months in duration and includes recurring software licenses, data licenses, and subscription agreements.

•Total Contract Value (“TCV”), defined as new and existing contracts signed to-date, increased 68% to $20.5 million through end of 2021 as Wejo launched new products, added more enterprise customers, and contracts signed in Software & Cloud Solutions. Some of our leading new customers include Microsoft, Parsons, ESRI, Geotab ITS, and Xouba.

•Generated $0.75 Gross Bookings per vehicle, up 69% over 2020.

Fourth-Quarter 2021 Financial Highlights (Compared to Fourth Quarter 2020)
•Net Revenue increased 180% to $1.4 million.

•Gross Bookings increased 248% to $3.1 million.

•Gross Billings increased 57% to $2.2 million.

Business Highlights

Over the past year, Wejo has notably:

•Launched Wejo Software and Cloud Solutions with the signing of its first major OEM SaaS deal, focused on developing and managing data quality and privacy processes.

•Secured a Committed Equity Facility of up to $100 million, subject to price and volume fluctuations, to make key investments in the business, including OEM onboarding, geographic expansion, and deployments of new products and services.

•Expanded Wejo’s access to data, through relationships with 22 OEMs, Tier 1s, and fleet management companies.

•Signed data licensing deals with major industry leaders in mapping and logistics, including Microsoft, ESRI and one of the largest global online retailers.

•Launched Wejo Studio, a web-based platform that analyzes data from millions of vehicles and, in near real-time, translates those data sets into unique traffic and journey insights like leveraging access to 11 million crash events. This is a seamless, visual and virtual platform that private and public sector organizations can use to improve driver safety and transform their entire smart mobility strategy.

•Received the ARcGis Marketplace Award for providing insights and analytics to support ESRI Geographic Information System tools enabling customers to accelerate decision-making around infrastructure deployment.

John Maxwell, Chief Financial Officer, said “Wejo’s ability to raise up to $100 million through a committed equity facility reflects confidence in Wejo’s market-leading position and ability to achieve its mission for the benefit of its customers. The expected proceeds from this facility bolsters the Company’s liquidity position, and we believe when combined with the expected proceeds from the Apollo forward purchase agreement and current cash on the balance sheet will collectively provide us with sufficient cash to fund our business through the end of 2023. These funding mechanisms are important to building our business with the talent, technology and OEM relationships that support our strong pipeline of new products and customers and reinforces our position to accelerate our growth in our markets.”

Key Strategic Priorities for 2022

Wejo is focused on several major objectives in 2022 that are expected to drive significant value, including:

•Expanding to new product lines – In 2022, Wejo expects its Traffic Management product line to increase significantly and will be supplemented by the launch of up to five new product lines, including Remote Diagnostics Services, Audience and Media Measurement, End-to-End Insurance, Fleet Management and Roadside Assistance. These new product lines and the expansion of Traffic Management will increase revenue per vehicle on platform.

•Land and expand with enterprise customers – Wejo is focused on targeting new enterprise customers and expanding relationships with existing enterprise customers. The Company expects that large customers will be able to utilize Wejo’s products and services across multiple parts of their businesses, especially as the Company expands into new product lines.

•Creating solutions that accelerate EV/AV adoption – Wejo co-launched the EV Infrastructure operating system to help facilitate EV adoption. We anticipate that the Wejo Neural Edge platform (also known as ADEPT) will enable vehicle-to-vehicle communications that are critical for the widespread deployment of autonomous vehicles. Wejo is positioning its software and cloud platform to be a critical component of the software communications stack of the EV/AV industry.

Outlook for 2022

Wejo is providing the following guidance for full-year 2022 on Vehicles on Platform, Net Revenue and Adjusted EBITDA:

Vehicles on Platform: We expect to end 2022 with approximately 27 to 32 million vehicles on our Neural Edge platform, and we expect to continue to increase our Gross Bookings per vehicle on platform.

Net Revenue: Wejo expects to generate a base of Net Revenue of $10 million, which at this level would represent a 285% increase over 2021 reported net revenue. The Company’s base net revenue estimate is primarily driven by our Marketplace Data Solutions offerings and reflects contracted customers and our pipeline of new business in late stages of closing. This base also includes completed customer wins in Software and Cloud Solutions. Our base Net Revenue guidance does not include new product lines expected to be launched later in 2022 or our pipeline of new customer opportunities that are now in late stages of closing.

Wejo currently has a significant pipeline of customer opportunities in both Wejo Software and Cloud Solutions as well as Wejo Marketplace Data Solutions. Timing of revenue recognition cannot be determined until these new deals are finalized, so we have left them out of our base Net Revenue projections of $10 million. Irrespective of the timing of the revenue recognition from the pipeline, we expect our revenue base will grow significantly as we exit 2022, and we will see strong growth in Gross Bookings and Total Contract Value.

Adjusted EBITDA: Wejo expects Adjusted EBITDA loss to be in the range of a $110 million to $120 million, reflecting continued spending in technology and product development, OEM onboarding, and geographic expansion.

Wejo continues to invest in its exciting market and related growth opportunities, and as such, any additional needs beyond the Committed Equity Facility, Apollo Forward Purchase Agreement and available cash on hand, and timing of such capital to fund our investments, will be assessed in the future.

Wejo’s financial outlook is driven by the Company’s ability to commercialize its core data asset into discrete end use markets, which we refer to as Wejo Marketplace Data Solutions and Wejo Cloud and Software Solutions, described in more detail in our Comprehensive Annual Report on Form 10-K, which we are filing with the SEC later today (the “Form 10-K”).

Restatement

As further discussed in our Current Report on Form 8-K, filed with the SEC on March 29, 2022, and in our Form 10-K, the Company identified valuation errors in the consolidated financial statements of Wejo Limited (“Legacy Wejo”) related to the derivative liabilities that were bifurcated from Legacy Wejo’s Convertible Loan Notes (“CLNs”), which were converted to common shares of Wejo Group Limited on November 18, 2021. These errors were related to the misinterpretation of certain conversion terms of the CLN agreement and using the wrong output from the valuation report, which led to the fair value of derivative liabilities being valued incorrectly. As a consequence, the valuation of Legacy Wejo’s ordinary shares was affected, resulting in a misstatement of the beneficial conversion feature of the CLNs recorded in Additional Paid in Capital (“APIC”) as well as the fair value of Advanced Subscription Agreements (“ASAs”). The financial statements for the year ended December 31, 2020 (the “Affected Period”) will be restated to correct this error. Our Form 10-K includes a correction of this error in the financial statements as of and for the three months ended March 31, 2021 and for the three and six months ended June 30, 2021, which were included in our initial registration statements on Form S-4 and S-4/A filed in connection with the Company’s initial business combination. These corrections have no impact on net revenue, loss from operations, Adjusted EBITDA or Net cash used in operations.

Webcast Details:

Wejo will host a business update call to discuss 2021 results as well as key financial and strategic priorities for 2022 later today at 5:00 pm EST. The call will be hosted by Chief Executive Officer, Richard Barlow and Chief Financial Officer, John T. Maxwell, and can be accessed on the Investor Relations page of Wejo’s website at www.wejo.com/investors/investor-relations.

Investors and other stakeholders should note that Wejo currently announces material information using SEC filings, press releases, public conference calls, and webcasts. In the future, Wejo will continue to use these channels to distribute material information about the Company and may also utilize its website and/or various social media sites to communicate vital information about the Company, key personnel, latest brands and services, trends, novel marketing campaigns, corporate initiatives, and other matters. Information that the Company posts on its website or on social media channels could be deemed material; therefore, the Company encourages investors, the media, our customers, business partners and other stakeholders interested in Wejo to review the information posted on its website, as well as the following social media channels: LinkedIn, Twitter, and Instagram.

About Wejo

Wejo Group Limited is a global leader in cloud and software analytics for connected, electric, and autonomous mobility, revolutionizing the way we live, work and travel by transforming and interpreting historic and real-time vehicle data. The Company enables smarter mobility by organizing trillions of data points from 16 million vehicles, of which 11.8 million were active on the platform during the prior six months transmitting data in near real-time, and over 64.8 billion journeys globally as of December 31, 2021, across multiple brands, makes and models, and then standardizing and enhancing those streams of data on a vast scale. Wejo partners with ethical, like-minded companies and organizations to turn that data into insights that unlock value for consumers. With the most comprehensive and trusted data, information, and intelligence, Wejo is creating a smarter, safer, more sustainable world for all. Founded in 2014, Wejo employs more than 300 people and has offices in Manchester, UK and in regions where Wejo does business around the world. For more information, visit: www.wejo.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans, objectives of management for future operations, expected funding mechanism, pipeline, and our future SEC filings, are forward-looking statements. These statements are based on the Company’s current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions.

Words such as “expect,” “estimate,” “project,” “forecast,” “anticipate,” “plan,” “may,” “will,” “could,” “believes,” “predicts,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, those factors described in the Company’s filings with the Securities and Exchange

Commission (SEC), including the risk factors set forth in our Form 10-K, which we are filing with the SEC later today, and future filings with the SEC.

Non-GAAP Financial Measures and Key Performance Indicators

This release includes Adjusted EBITDA, which is a non-GAAP financial measure, as well as key metrics such as Total Contract Value, Annual Recurring Revenue, Gross Billings, Gross Bookings and Monetizable vehicles on platform. Important information regarding such measures is contained in the definitions included in this release and in Appendix I, the reconciliation of Adjusted EBITDA to the closest comparable GAAP measure, Net Loss. The Company and its management believe that these non-GAAP measure and key performance indicators are useful to investors in measuring the comparable results of the Company period-over-period. Wejo does not reconcile its forward-looking non-GAAP financial measure, Adjusted EBITDA, to the corresponding U.S. GAAP measure, net income loss, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible. Wejo is unable to provide guidance for this reconciling item because we cannot determine its probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Contacts

Investors:
Tahmin Clarke
investor.relations@wejo.com

Idalia Rodriguez
Arbor Advisory Group
investor.relations@wejo.com

Wejo Group Limited
Consolidated Balance Sheets
(in thousands, except share and per share amount)

	December 31,
	2021	2020 (As Restated)
Assets
Current assets:
Cash	$67,322	$14,421
Accounts receivable, net	1,416	688
Forward Purchase Agreement	45,611	—
Prepaid expenses and other current assets	17,518	6,053
Total current assets	131,867	21,162
Property and equipment, net	651	320
Intangible assets, net	9,489	10,946
Total assets	$142,007	$32,428
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable, including due to related party of $1,464 and $2,407, respectively	$15,433	$4,890
Accrued expenses and other current liabilities	21,089	9,891
Advanced Subscription Agreement, including due to related party of nil and $4,333, respectively	—	8,120
Debt to related parties	—	10,129
Income tax provision	282	—
Total current liabilities	36,804	33,030
Non-current liabilities:
Convertible loan notes	—	6,130
Derivative liability	—	39,780
Long term debt, net of unamortized debt discount and debt issuance costs	33,705	—
Warrants	12,650	—
Exchangeable right liability	11,154	—
Other non-current liabilities	—	84
Total liabilities	94,313	79,024
Commitments and contingencies
Shareholders’ equity (deficit):
Common shares, $0.001 par value, 634,000,000 shares authorized; 93,950,205 and 36,463,696 shares issued and outstanding as of December 31, 2021 and 2020, respectively	94	36
Additional paid in capital	415,304	105,835
Accumulated deficit	(369,951)	(152,173)
Accumulated other comprehensive income (loss)	2,247	(294)
Total shareholders’ equity (deficit)	47,694	(46,596)
Total liabilities and shareholders’ equity (deficit)	$142,007	$32,428

Wejo Group Limited
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Year Ended December 31,
	2021	2020
		(As Restated)
Revenue, net	$2,566	$1,336
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	3,583	1,688
Technology and development	26,265	7,683
Sales and marketing	22,920	7,039
General and administrative	104,144	10,173
Depreciation and amortization	4,411	4,077
Total costs and operating expenses	161,323	30,660
Loss from operations	(158,757)	(29,324)
Loss on issuance of convertible loan notes	(53,967)	(16,036)
Loss on extinguishment of convertible loan notes	(25,598)	—
Gain (Loss) in fair value of derivative liability	12,922	(11,133)
Gain on fair value of public warrant liabilities	13,800	—
Loss on fair value of Forward Purchase Agreement	(15,609)	—
Gain on fair value of exchangeable right liability	34,452	—
Loss on issuance of Forward Purchase Agreement	(11,674)	—
Gain on settlement of Forward Purchase Agreement	399	—
Loss on fair value of Advanced Subscription Agreements, including related party of $(3,665) and $(769), respectively	(4,470)	(1,878)
Interest expense	(9,597)	(2,594)
Other income, net	678	687
Loss before income taxes	(217,421)	(60,278)
Income tax expense	(357)	—
Net loss	(217,778)	(60,278)
Other comprehensive loss:
Foreign currency exchange translation adjustment	2,541	(2,555)
Total comprehensive loss	$(215,237)	$(62,833)
Net loss per common share - basic and diluted	$(5.00)	$(1.66)
Weighted-average basic and diluted common shares	43,553,504	36,285,113

Wejo Group Limited
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2021	2020
		(As Restated)
Operating activities
Net loss	$(217,778)	$(60,278)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	5,163	1,078
Loss on issuance of convertible loans	53,967	16,036
Loss on issuance of Forward Purchase Agreement	11,674	—
Loss on extinguishment of convertible loans	25,598	—
Gain on settlement of Forward Purchase Agreement	(399)	—
(Gain) Loss on disposal of property and equipment	(4)	58
Depreciation and amortization	4,411	4,077
Non-cash share-based compensation expense	52,316	—
Non-cash (gain) loss on foreign currency remeasurement	(1,354)	338
Loss on fair value of Advanced Subscription Agreements	4,470	1,878
(Gain) Loss in fair value of derivative liability	(12,922)	11,133
Gain on fair value of warrant liabilities	(13,800)	—
Loss on fair value of Forward Purchase Agreement	15,609	—
Gain on fair value of exchangeable right liability	(34,452)	—
Changes in operating assets and liabilities:
Accounts receivable	(727)	(400)
Prepaid expenses and other current assets	(9,775)	(90)
Accounts payable	(1,361)	2,647
Accrued expenses and other liabilities	12,516	2,023
Income tax provision	282	—
Net cash used in operating activities	(106,566)	(21,500)
Investing activities
Purchases of property and equipment	(562)	(55)
Development of internal software	(2,716)	(1,810)
Net cash used in investing activities	(3,278)	(1,865)
Financing activities
Proceeds from issuance of ordinary shares, net of issuance costs	122,717	1,004
Proceeds from Business Combination	70,308	—
Proceeds from exercise of warrants to purchase of common shares	606	—
Proceeds from exercise of options	2,086	—
Proceeds from issuance of Advanced Subscription Agreements, net of issuance costs	—	348
Proceeds from issuance of convertible loans	16,222	25,222
Payment of issuance costs of convertible loans	(1,004)	(852)
Proceeds from other loan	—	84
Net proceeds from issuance of long-term debt	31,865	—
Payment of issuance costs of long-term debt	(638)	—
Repayment of other loan	(84)	—
Proceeds from issuance of related party debt	—	9,862
Settlement of Forward Purchase Agreement	2,517	—
Advance payment of Forward Purchase Agreement	(75,012)	—
Repayment of related party debt	(10,142)	—
Net cash provided by financing activities	159,441	35,668
Effect of exchange rate changes on cash	3,304	823

Net increase in cash	52,901	13,126
Cash at beginning of period	14,421	1,295
Cash at end of period	$67,322	$14,421
Non-cash financing activities
Property and equipment purchases in accounts payable	$90	$—
Advanced Subscription Agreements converted into common shares	$12,757	$1,449
Transaction costs included in accounts payable and accrued expenses	$8,476	$—
Conversion of convertible loan notes	$106,252	$—
Convertible note issued through settlement of accounts payable and recognition of prepaid revenue share costs	$4,813	$—
Net liabilities acquired in the Business Combination through issuance of common shares	$1,966	$—
Supplemental cash flow information
Interest paid	$863	$529

Wejo Group Limited
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Year Ended December 31,
	2021	2020
		(As Restated)
Net loss	$(217,778)	$(60,278)
Income tax expense	357	—
Loss before income taxes	(217,421)	(60,278)
Interest expense	9,597	2,594
Loss on issuance of convertible loan notes	53,967	16,036
Loss on extinguishment of convertible loan notes	25,598	—
Loss on fair value of Forward Purchase Agreement	15,609	—
Gain on fair value of exchangeable right liability	(34,452)	—
Loss on issuance of Forward Purchase Agreement	11,674	—
Gain on settlement of Forward Purchase Agreement	(399)	—
Loss on fair value of Advanced Subscription Agreements	4,470	1,878
(Gain) loss on fair value of derivative liability	(12,922)	11,133
Gain on fair value of public warrant liabilities	(13,800)	—
Other income, net	(678)	(687)
Loss from operations	(158,757)	(29,324)
Add (Subtract):
Depreciation and amortization	4,411	4,077
Transaction related bonus	26,656	—
Transaction costs	7,686	—
Share-based compensation expense	52,316	—
Adjusted EBITDA	$(67,688)	$(25,247)